CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
-- $0.10 Earnings Per Share from Continuing Operations in Fourth Quarter --

ATLANTA, Georgia, February 23, 2010 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended January 3, 2010.

Sales for the fourth quarter of 2009 were $230.9 million, compared with sales of $247.2 million in the fourth quarter of 2008, a decline of 6.6%.  On a sequential basis, sales increased 5.7% over the third quarter of 2009.  Operating income for the 2009 fourth quarter was $20.1 million, or 8.7% of sales, compared with an operating loss of $53.8 million in the fourth quarter of the prior year.  (When adjusted to exclude goodwill impairment and restructuring charges totaling $72.2 million, operating income in the fourth quarter of 2008 was $18.4 million, or 7.4% of sales.)  Operating income improved 6.4% sequentially over operating income of $18.9 million, or 8.7% of sales, in the third quarter of 2009.

Income from continuing operations for the 2009 fourth quarter was $6.6 million, or $0.10 per diluted share, compared with a loss from continuing operations in the year earlier quarter of $78.9 million, or $1.29 per share. (On an adjusted basis, income from continuing operations in the year earlier quarter was $3.6 million, or $0.05 per share.)  Net income attributable to Interface, Inc. for the 2009 fourth quarter was $5.9 million, or $0.09 per diluted share, compared with a net loss attributable to Interface, Inc. in the year-ago period of $79.3 million, or $1.29 per share.  (On an adjusted basis, net income attributable to Interface, Inc. in the year-ago period was $3.2 million, or $0.05 per share.)

Please see the tables below for a reconciliation of GAAP to non-GAAP measures.

“We made good strides in the fourth quarter, with year-over-year improvements in operating income and orders, and sequential sales improvements in most market segments,” said Daniel T. Hendrix, President and Chief Executive Officer.  “As in recent quarters, our business was buoyed by non-office segments and emerging markets such as India and the Middle East.  Asia-Pacific is our first geographic area to turn positive on a year-over-year basis, as sales in the region increased more than 8% over the fourth quarter of the prior year.  This was partially driven by China, where the pipeline of orders continued to strengthen, and Australia made good progress as well.  While the corporate office segment did improve over the third quarter, it’s still sluggish, particularly in the U.S. and in Europe.  Although the overall sales environment continued to be challenging in many of our end markets, we remained focused on investing in our long term strategic initiatives to diversify our end markets and reduce our exposure to cycles in the corporate office segment.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “As a result of the actions we took early in the down cycle to scale our business to lower demand levels, we steadily improved operational efficiency throughout the year, culminating in operating margin expansion of 130 basis points despite a year-over-year decline in sales for the fourth quarter of 2009.  Going forward, we will continue to balance disciplined cost management with selective SG&A reinvestment to support our long term growth plans.  We believe we began 2010 well positioned to further realize the leverage in our operating model once demand returns to our end markets.”

For the full year 2009, sales were $859.9 million, compared with $1.1 billion in 2008, a decrease of 20.6%.  Operating income for the full year 2009 was $63.0 million, compared with operating income of $41.7 million in 2008.  Income from continuing operations in 2009 was $12.7 million, or $0.19 per diluted share, compared with a loss from continuing operations of $34.5 million, or $0.58 per share, in the same period a year ago.  Net income attributable to Interface, Inc. was $10.9 million, or $0.17 per diluted share, in 2009, compared with a net loss attributable to Interface, Inc. of $40.9 million, or $0.67 per share, in 2008.

The Company’s 2009 results included the following items as previously announced:  income of $5.9 million from patent litigation settlements; pre-tax restructuring charges of $7.6 million relating to the Company's cost reduction initiatives; and other expenses of $6.1 million associated with the completion of the previously-announced tender offer for our 10.375% Senior Notes.  Excluding these items, full year 2009 operating income was $64.7 million, or 7.5% of sales, income from continuing operations was $18.2 million, or $0.28 per diluted share, and net income attributable to Interface, Inc. was $16.4 million, or $0.26 per diluted share.  Excluding the items in the fourth quarter of 2008 mentioned previously, full year 2008 operating income was $113.8 million, or 10.5% of sales, income from continuing operations was $48.0 million, or $0.76 per share, and net income attributable to Interface, Inc. was $41.6 million, or $0.68 per share.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Mr. Hendrix concluded, “While we don’t expect much of a rebound in the mature corporate office markets this year, we’re optimistic about our prospects for a number of reasons.  First, the market’s secular shift to carpet tile is continuing, and as the category leader we’re in the best position to take advantage of this trend.  In addition, our success in penetrating non-office segments such as government, education, retail and healthcare has made us much less dependent on the corporate office market, and we plan to continue investing and pursuing new business in these non-office segments.  We’re also positioned well to grow our business in emerging markets such as China, India, the Middle East and South America.  In that regard, our new carpet tile manufacturing plant in China is expected to be completed late this year, and we will continue to invest where we see these types of growth opportunities.  Further, as a result of the steps we took early in this downturn to right-size our business to current market conditions, we are poised for profit margin expansion when top line growth returns.”

The Company will host a conference call today, February 23, 2010, at 4:30 p.m. Eastern Time, to discuss its fourth quarter and full year 2009 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=2733692 or through the Company’s website at http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The recent worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	01/03/10	12/28/08*	01/03/10	12/28/08*

Net Sales	$230,919	$247,180	$859,888	$1,082,344
Cost of Sales	152,589	169,611	576,871	710,299
Gross Profit	78,330	77,569	283,017	372,045
Selling, General & Administrative Expenses	58,200	59,151	218,322	258,198
Impairment of Goodwill	--	61,213	--	61,213
Restructuring Charges	--	10,975	7,627	10,975
Income from Litigation Settlements	--	--	(5,926)	--
Operating Income (Loss)	20,130	(53,770)	62,994	41,659
Interest Expense	9,361	7,371	34,297	31,480
Bond Retirement Expenses	--	--	6,096	--
Other Expense, Net	520	1,088	576	1,652
Income (Loss) Before Taxes	10,249	(62,229)	22,025	8,527
Income Tax Expense	3,691	16,717	9,352	43,040
Income (Loss) from Continuing Operations	6,558	(78,946)	12,673	(34,513)
Discontinued Operations, Net of Tax	(259)	--	(909)	(5,154)
Net Income (Loss)	$6,299	$(78,946)	$11,764	$(39,667)

Net Income Attributable to Non-Controlling Interest in Subsidiary	(351)	(355)	(846)	(1,206)
Net Income (Loss) Attributable to Interface, Inc.	$5,948	$(79,301)	$10,918	$(40,873)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.10	$(1.29)	$0.19	$(0.58)
Discontinued Operations	(0.01)	--	(0.01)	(0.08)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic	$0.09	$(1.29)	$0.17	$(0.67)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.10	$(1.29)	$0.19	$(0.58)
Discontinued Operations	(0.01)	--	(0.01)	(0.08)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted	$0.09	$(1.29)	$0.17	$(0.67)

Common Shares Outstanding – Basic	63,265	61,603	63,213	61,439
Common Shares Outstanding – Diluted	63,752	61,603	63,308	61,439

Orders from Continuing Operations	227,300	222,860	885,300	1,083,900
Backlog (as of 01/03/10 and 12/28/08, respectively)			108,200	97,200

________________

* Prior year periods have been adjusted for the adoption of accounting standards relating to the determination of shares used in earnings per share calculations and related to the presentation of non-controlling interests in financial statements.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	01/03/10	12/28/08*
Assets

Cash	$115,363	$71,757
Accounts Receivable	129,833	144,783
Inventory	112,249	128,923
Other Current Assets	29,028	27,342
Assets of Businesses Held for Sale	1,500	3,150
Total Current Assets	387,973	375,955
Property, Plant & Equipment	162,269	160,717
Other Assets	176,997	169,363
Total Assets	$727,239	$706,035

Liabilities
Accounts Payable	$35,614	$52,040
Accrued Liabilities	101,143	102,592
Current Portion of Long-Term Debt	14,586	--
Total Current Liabilities	151,343	154,632
Senior and Senior Subordinated Notes	280,184	287,588
Other Long-Term Liabilities	49,531	46,378
Total Liabilities	481,058	488,598
Shareholders’ Equity	246,181	217,437
Total Liabilities and Shareholders’ Equity	$727,239	$706,035

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	01/03/10		12/28/08*

Net Income (Loss)		$11.8		$(39.7)
Adjustments for Discontinued Operations		0.9		5.2
Net Income (Loss) from Continuing Operations		$12.7		$(34.5)
Depreciation and Amortization		25.2		23.7
Impairment of Goodwill		--		61.2
Deferred Income Taxes and Other Items		1.8		17.6
Change in Working Capital
Accounts Receivable	21.0		11.9
Inventories	20.8		(11.4)
Prepaids	0.1		5.1
Accounts Payable and Accrued Expenses	(27.1)		(18.5)
Cash Provided from Operating Activities		54.5		55.1
Cash Used in Investing Activities		(7.4)		(33.5)
Cash Used in Financing Activities		(5.3)		(28.5)
Effect of Exchange Rate Changes on Cash		1.8		(3.7)
Net Increase (Decrease) in Cash		$43.6		$(10.6)

________________

* Prior year periods have been adjusted for the adoption of accounting standards relating to the determination of shares used in earnings per share calculations and related to the presentation of non-controlling interests in financial statements.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	01/03/10	12/28/08	% Change	01/03/10	12/28/08	% Change
Net Sales
Modular Carpet	$208.1	$218.5	(4.8%)	$765.3	$946.8	(19.2%)
Bentley Prince Street	22.8	28.7	(20.6%)	94.6	135.5	(30.2%)
Total	$230.9	$247.2	(6.6%)	$859.9	$1,082.3	(20.6%)

Operating Income (Loss)
Modular Carpet	$23.7	$12.8	85.2%	$68.1	$109.3	(37.7%)
Bentley Prince Street	(1.7)	(63.9)	97.3%	(7.7)	(61.4)	87.5%
Corporate Income, Expenses and Eliminations	(1.9)	(2.7)	29.6%	2.6	(6.2)	141.9%
Total	$20.1	$(53.8)	137.4%	$63.0	$41.7	51.1%

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)
	Three Months Ended 12/28/08	Twelve Months Ended 12/28/08
Operating Income, Excluding Impairment, Restructuring Charges	$18.4	$113.8
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges	(11.0)	(11.0)
Operating Income (Loss), As Reported	$(53.8)	$41.7

Income from Continuing Operations, Excluding Impairment, Restructuring and Repatriation Charges	$3.6	$48.0
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges (net of tax of $3.0 million)	(8.0)	(8.0)
Repatriation Charges	(13.3)	(13.3)
Loss from Continuing Operations, As Reported	$(78.9)	$(34.5)

Net Income Attributable to Interface, Inc., Excluding Impairment, Restructuring and Repatriation Charges	$3.2	$41.6
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges (net of tax of $3.0 million)	(8.0)	(8.0)
Repatriation Charges	(13.3)	(13.3)
Net Loss Attributable to Interface, Inc., As Reported	$(79.3)	$(40.9)

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

	Three Months Ended 12/28/08	Twelve Months Ended 12/28/08

Earnings Per Share, Excluding Impairment, Restructuring and Repatriation Charges	$0.05	$0.68
Impairment of Goodwill	(0.99)	(1.00)
Restructuring Charges, After Tax	(0.13)	(0.13)
Repatriation Charges	(0.22)	(0.22)
Loss Per Share, As Reported	$(1.29)	$(0.67)

	Three Months Ended 12/28/08	Twelve Months Ended 12/28/08
Earnings Per Share from Continuing Operations, Excluding Impairment, Restructuring and Repatriation Charges	$0.05	$0.76
Impairment of Goodwill	(0.99)	(1.00)
Restructuring Charges, After Tax	(0.13)	(0.13)
Repatriation Charges	(0.22)	(0.22)
Loss Per Share from Continuing Operations, As Reported	$(1.29)	$(0.58)

Twelve Months Ended
01/03/10
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$64.7
Restructuring Charge	(7.6)
Income from Litigation Settlements	5.9
Operating Income, As Reported	$63.0

Twelve Months Ended
01/03/10
Income from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$18.2
Restructuring Charge (net of tax of $2.2 million)	(5.4)
Income from Litigation Settlements (net of tax of $2.3 million)	3.6
Bond Retirement Expenses (net of tax of $2.4 million)	(3.7)
Income from Continuing Operations, As Reported	$12.7

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Twelve Months Ended
01/03/10
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$0.28
Restructuring Charge, After Tax	(0.09)
Income from Litigation Settlements, After Tax	0.06
Bond Retirement Expenses, After Tax	(0.06)
Diluted Earnings Per Share from Continuing Operations, As Reported	$0.19

Twelve Months Ended
01/03/10
Net Income Attributable to Interface, Inc., Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$16.4
Restructuring Charge (net of tax of $2.2 million)	(5.4)
Income from Litigation Settlements (net of tax of $2.3 million)	3.6
Bond Retirement Expenses (net of tax of $2.4 million)	(3.7)
Net Income Attributable to Interface, Inc., As Reported	$10.9

Twelve Months Ended
01/03/10
Diluted Earnings Per Share, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$0.26
Restructuring Charge After Tax	(0.09)
Income from Litigation Settlements After Tax	0.06
Bond Retirement Expenses After Tax	(0.06)
Diluted Earnings Per Share, As Reported	$0.17

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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